Exhibit 99.3

PARTICIPANTS

William Maina, Investor Relations, ICR

Dr. Don Basile, PhD, Chairman & Co-CEO Roman DBDR

Jon Wilk, President & CEO CompoSecure

PRESENTATION

William Maina

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the CompoSecure and Roman DBDR Conference Call. We thank everyone for joining us today.

The information discussed today is qualified in its entirety by the Form 8-K that has been filed by Roman DBDR and may be accessed on the SEC’s website at sec.gov, including the exhibits thereto.

During this call, we will be referring to an Investor Presentation, which can be found on the Investor Relations section of Roman DBDR’s website, as well as the SEC’s website. Please review the disclaimers included therein, and refer to that as a guide for today’s call.

Statements made during this call that are not statements of historical fact constitute forward-looking statements and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. For more information, please refer to the risks, uncertainties and other factors discussed in Roman DBDR’s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements that we make whenever they appear. You should carefully consider the risks, uncertainties and other factors discussed in Roman DBDR’s SEC filings.

For everyone on the phone call, CompoSecure and Roman DBDR will not be fielding any questions on today’s call.

Hosting today’s call are Dr. Don Basile, Chairman & Co-CEO of Roman DBDR, and Jon Wilk, President & CEO of CompoSecure

With that, I’d like to turn the call over to Don.

Don….

Dr. Don Basile, PhD, Chairman & Co-CEO of Roman DBDR

Thank you. Hello, everyone, and thank you for joining us today. We are excited to discuss with you our proposed business combination between CompoSecure and Roman DBDR.

As discussed in our press release issued this morning, Roman DBDR has entered into a definitive agreement and plan of merger with CompoSecure, a pioneer in security, a category leader in premium financial payments cards and an emerging player in the cryptocurrency and Digital Assets space.

Together with my partners, Dixon Doll, Jr. and John Small, Roman DBDR completed its initial public offering in November 2020, raising $236 million, with a focus predominantly on technology companies. Since going public, we have been disciplined in our approach to finding a company in a sector that we know well, and to bring a high-quality deal to market at a compelling valuation.

On Slide 2 of the presentation, you will find the key terms of the proposed transaction. The company’s pro forma enterprise value is approximately $1.2 billion, representing 4.2 times 2021 estimated revenue, 3.4 times 2022 estimated revenue, and 11.5 times estimated 2022 EBITDA, which we find compelling for a company projected to grow over 40% on a compounded annual basis.

This transaction will be funded through a combination of CompoSecure Rollover Equity, $236 million of cash held in our IPO trust, and $175 million of cash to be raised from private investors, including funds led by BlackRock and Highbridge. After the transaction, and assuming no redemptions, existing shareholders of CompoSecure will own approximately 60% of the combined company. Closing is expected in the second half of 2021, subject to customary closing conditions.

I would like to start by highlighting three key factors that both attracted us to CompoSecure

•	First, CompoSecure has built a world-class platform serving blue chip customers, including some of the largest financial institutions in the world, and benefits from a revenue model that is highly profitable and has significant future growth potential;

•	Second, CompoSecure has an outstanding and proven management team led by Jon Wilk, who will take you through the company and business model in more detail shortly; and

•	Third, CompoSecure has a rare blend of technologies, expertise and team, that when combined with Roman DBDR’s Silicon Valley entrepreneurship, create a springboard to launch CompoSecure into the Digital Asset revolution and become a premier platform in the massive and rapidly expanding cryptocurrency and broader Digital Asset markets. This multi-year journey begins with the upcoming launch of the Arculus cold-storage wallet solution in the third quarter of 2021.

Touching on Roman DBDR for just a moment. Roman is the continuation of my twenty-year partnership with my co-founder and Co-CEO Dixon Doll Jr. and the Doll family. Together, we have had the privilege to invest in and operate companies from conception, through rapid growth, and public listing. We have operated for over three decades in, and with, the Silicon Valley ecosystem, including pioneering three market segments in IT Security, Flash Memory and Storage. The Roman DBDR team has helped create billions of dollars of returns for investors.

We are guided by our senior director Dixon Doll, Sr., the legendary venture capitalist, first at Accel Partners and then founding DCM, a multi-generational multibillion dollar family of funds. Our talented team of directors bring deep domain expertise and operating experience across finance, technology and cryptocurrency that will contribute to CompoSecure’s next phase of growth.

In 2006, I led FusionIO, a nascent company and technology with the dream of taking on an established incumbent in EMC. As innovators, FusionIO brought Flash technology to the Enterprise and helped pioneer two new market categories that did not previously exist, including PCI Cards and Flash Arrays – later renamed Flash Memory.

We partnered with leading firms including HP, IBM and Dell; scaled the company to a global operator; and secured our largest customers including Apple for their iCloud and Facebook for their infrastructure, each generating tens of millions of dollars of business with FusionIO each quarter. FusionIO closed its first venture round in 2008 and went public in 2011 achieving a $3 billion dollar market cap.

What I saw at FusionIO in 2006 reminds me of the opportunity that we have identified for CompoSecure today.

Turing to Slide 6, CompoSecure brings a rare combination of an already established and leading presence in payments serving a blue chip customer base, with the foundational elements to be a winner in the cryptocurrency and Broader Digital asset markets. These include expertise in security and identity, a strong portfolio of Patents and other IP, cold storage technology, and the ability to leverage scaled manufacturing at high profit margins.

Combining these attributes with Roman DBDR’s expertise in the Digital Asset space through our relationships with a variety of companies – such as Monsoon Blockchain a leader in cloud-based blockchain solutions which recently announced relationship with Marsh & McLennan to offer a range of risk management solutions for digital assets – we believe we have a winning combination to become a leader in the explosive cryptocurrency and Digital Asset emergence, with the potential to deliver outstanding returns - just like FusionIO.

The core of this potential in the Digital Asset market is CompoSecure’s Arculus ecosystem. Apple, for example, has leveraged its scaled hardware and manufacturing capability to build an ecosystem including infrastructure, apps and services, as well as support for third party apps and services that drive massive recurring transactional revenue and subscription revenue. We believe CompoSecure can recreate the Apple playbook. The Arculus cold-storage wallet already has many of the elements necessary to be a class-leader, including a premium, easy-to-use form factor, unmatched three-factor security authentication, and the benefit of CompoSecure’s world-class manufacturing capabilities, expertise and leadership team. And, through organic and inorganic means, we have a clear path to scale the Arculus ecosystem into highly profitable and diversified revenue streams.

From the perspective of the addressable market, CompoSecure represents the convergence of two large and complementary market opportunities. As a market leader in premium metal cards, CompoSecure has a substantial opportunity with significant white space for continued growth. Today, there is less than 1% penetration rate into a total addressable metal card market of about 4 billion payment cards issued annually worldwide. This is a large market, with plenty of room to grow profitably. In addition, we are targeting the even larger and faster-growing cryptocurrency and Digital Asset market with the Arculus ecosystem.

The Crypto market today has about $1 trillion in assets estimated to grow to over $5 trillion over the next 7 years. The average daily trading volume of the top 200 crypto currencies is currently $162 billion dollars, and over 230 million crypto digital wallets are expected to be sold by 2025. All this is expected to generate transactional revenue, representing a massive opportunity that is ripe for a better solution to securely store, access and transact Digital Assets than what is currently available in the market. And, this is why we are so excited about the potential for the Arculus ecosystem, which we believe will allow us to scale into multiple recurring revenue streams over time.

Overall, we believe this is a highly differentiated transaction in the SPAC space. CompoSecure offers high growth potential with a projected 43% revenue CAGR through 2025 and EBITDA CAGR of 38% off an already scaled base. So this is both a growth opportunity and a profit opportunity, which is rare, and why we are so excited about this transaction.

Finally, before I hand the call over to Jon, I just want to reiterate a few key Investment Highlights:

•	We have a very large addressable opportunity across numerous markets, including payments, cryptocurrency, and other Digital Assets;

•	CompoSecure is already a premier provider of payments technology to some of the largest and most discerning financial institutions in the world, and we will leverage these trusted partnerships to continue to expand the company’s payments card business and scale our emergent Arculus ecosystem;

•	We have a platform that uniquely positions us to take advantage and capitalize on the fragmented Digital Asset market; and

•	CompoSecure already has a compelling financial profile with superior growth opportunities at attractive margins that is expected to continue to generate high cash flow.

Now, it is my pleasure to introduce Jon Wilk, President & CEO of CompoSecure, who will provide an overview of the company.

Jon Wilk, President & CEO of CompoSecure

Thank you Don. I’m also very excited about the transaction to bring CompoSecure to the public markets. I would like to make three key points before I take you through the CompoSecure story and our future.

•	First, we believe we have found an outstanding partner in Roman DBDR. As we evaluated potential SPAC partners, we shared Don’s enthusiasm for what the CompoSecure and Roman teams could accomplish together. Don and Dixon are extremely successful operators with expertise in scaling businesses, and I believe bringing Roman and CompoSecure together will be a powerful combination.

•	Second, CompoSecure created a market opportunity from scratch. We have scaled our premium payment card business to more than $260 million in revenue last year through our expertise in hardware, security, scale manufacturing, and a maniacal focus on delivering an exceptional customer experience.

•	And third, we will leverage our expertise, capabilities as well as our proven track record to do the same in the cryptocurrency and broader Digital Asset market. The core component of that journey being the Arculus platform – our cryptocurrency cold storage wallet that we demoed at the Consumer Electronics Show in January, and is targeted for commercial launch in the third quarter of this year.

Now, let me take you through an overview of CompoSecure. We don’t have time to cover all of the slides in this Presentation with you today, but I will walk you through many of the key slides that really frame the story, our growth opportunity, and why we are so excited about the future of our company.

On Slide 12 we give you CompoSecure at a glance. Our business today will deliver and estimated 22 million metal cards to the market in 2021, and is expected to deliver over $286 million in revenue and more than $100 million in EBITDA. We serve more than 100 card programs worldwide, and in the US, we serve six of the top ten issuers with a long and deep tenure with our largest clients.

We have significant upside potential remaining in our premium cards business, and we are always innovating to drive the future growth of both our cards business as well as the Arculus crypto cold storage opportunity that we are pursuing.

We have a strong portfolio of intellectual property; with more than 30 patents issued and an additional 44 pending.

Combined with the Roman team, we have a bold vision for where we can take this business over the next five years as we deliver superior solutions to the payments, crypto and broader digital asset marketplace. We plan to invest significantly in R&D, sales and marketing over the next few years to scale our Arculus solutions, with the goal to deliver more than $1 billion dollars of incremental revenue over the next five years, while continuing to grow our existing payments business.

We have a proven track record of success in both new product development and client growth with leading names in the banking and FinTech space across the globe. On the top of slide 13 you’ll see examples of some of our product innovations, including the first metal financial card, the first mass affluent metal card, implementing tap-to-pay technology for metal cards, and the first metal NFC-enabled cold storage device in the market, which is Arculus.

Slide 14 highlights the depth and breadth of the card programs we serve, which have led to long-standing and trusted partnerships. We have worked with American Express for over 18 years and Chase for more than 13 years, including multiple RFP cycles with both companies.

Within our client relationships, we have program diversification within their proprietary products, as well as co-branded products with each of those issuers. For Chase, we support the Sapphire Preferred and Sapphire Reserve cards along with co-branded cards like Amazon and Whole Foods. For American Express, it’s a similar story including their Platinum and Gold proprietary products, and co-branded products with Amazon Prime Business, Marriott and Delta. These portfolios create on-going card revenue streams driven by new customer acquisition, replacement card activity from lost and stolen cards, and natural card reissuance that occurs each year within these programs.

On slide 15, we highlight CompoSecure’s products and how they are featured prominently in issuer advertising. Our products are a key component for our clients remaining “top of wallet” with their customers, driving increased spend and retention, which leads to significant ROI. As issuers seek ways to drive differentiation in the market, our premium metal cards have become a key component of their customer-facing marketing message. Moreover, issuers who do not offer a premium card increasingly realize that they risk losing their market share over the long term.

This market reality is further supported by third party industry research. Edgar Dunn, a leading payments consulting firm, conducted primary research in 18 countries to derive an estimate of the total addressable market as well as customer preferences. One of the most interesting findings of their study was not just strong demand and interest across the board from all age groups for premium metal cards, but the interest in demand actually increases with millennials. If you look at the left side of this page, some of the strongest demand for the metal and premium form factor is in the 25 to 34 age group as well as 35 to 44 age group. Key takeaway here is that millennials have a very strong interest in metal cards, which convey status and perceived wealth.

On page 17, we give a great example of a case study, which includes public data that a client has released about the re-launch of a card portfolio using metal cards. American Express relaunched its Platinum card at the end of 2016 and early 2017. It made a number of changes as part of the re-launch, including an increase in the annual fee, adding an Uber credit, increasing the airline membership reward points, and also added a metal card. Results that American Express shared at its investor day included a 52% lift in new acquisitions and upgrades into Platinum following the relaunch. We are not ascribing a 52% lift to the metal card, but our economic model estimates that a typical issuer would need about a 1% to 3% lift in acquisition to make a positive ROI case. They also saw a 17% lift in spending. Our economic model would suggest a typical issuer would need about a 3% to 4% lift in spending for a positive ROI. Importantly, 290,000 of their best customers actively called in to request the new metal card, and 47% of the new Platinum card customers were millennials.

Some other positive data points we have seen can be found on Slide 18. When Chase launched the Sapphire Reserve product in 2016 with a new value proposition and a metal card, they saw a 50% lift in “on us-spend” pre-and-post launch, as the product became “top of wallet” for consumers. Fintech issuer N26, uses the metal card as one of the key differentiators in its premium offering, and receives a seven euro per month premium over their mid-level tier. Finally, Crypto.com, also uses the metal card as a feature in tiered offerings which deliver benefits depending on customer fees and activity.

Turning to Slide 19, I want to spend just a moment about why we win in the marketplace. I talked earlier about our patent portfolio with 30 patents issued and additional 44 pending. That makes it very challenging for others to compete in our space. We also have significant scale advantages with a hundred plus card programs on the customer side, as well as scale advantages on the manufacturing side. In addition, we've developed distributor relationships and partnerships across the globe to help drive our sales.

Now, I'm going to turn it back to Don to talk about some of the new market and opportunities that we are jointly attacking with the Roman team as we look at the future of CompoSecure.

Don?

Dr. Don Basile, PhD, Chairman & Co-CEO of Roman DBDR

Thank you, Jon.

The strong market position in payment cards which CompoSecure has built, and its hardware and security expertise, which Jon just illustrated, are the keys to this company unlocking the very large cryptocurrency and Digital Asset ecosystem.

Now, going back to the ecosystem slide I referenced earlier, which is repeated on Slide 22. It is incredibly difficult to succeed and to scale profitably in tech hardware manufacturing and distribution. Clearly, Apple has succeeded in this area, and CompoSecure’s proven ability to profitably scale its existing payments product manufacturing business is a significant differentiator. Adding Apps and Services on top of the hardware-enabled platform, just as Apple has done, is critically important to creating and growing a diverse set of revenue streams, as well as addressing emerging digital asset growth opportunities. Our plan is to leverage the Apple playbook to create the Arculus solution. On slide 23 of the presentation you will find our roadmap for penetrating the growing cryptocurrency and Digital Asset addressable market and delivering $1 billion of incremental revenue by 2025.

It is estimated that cryptocurrency wallet users will grow to over 230 million over the next few years. This generates a significant opportunity for cold-storage hardware based revenue, but also importantly, recurring transaction revenue as users transact in various ways whether fiat-to-crypto or crypto-to-crypto. According to research conducted by Edgar Dunn, it’s also estimated that payments cards will reach 10 billion globally by 2024. With large financial institutions increasingly adopting bitcoin and the crypto asset class, we believe the merger of physical card and crypto technologies is inevitable as the demand for hot and cold storage solutions rapidly increases. We believe Arculus can lead that transformation whether directly or through its relationships with CompoSecure’s financial institution clients. eGaming represents one of the largest markets in the world and one that is ripe for the Arculus ecosystem. This is an approximately $160 billion market, and over 80% percent of eGaming revenue comes from in-game transactions, 1.3 billion gamers made in game transactions in 2020. As this market grows, so does risk and the need for secure payment and storage solutions. This increasing need for security, the ability to hold an asset outside of the game, and the growing demand for the acceptance of multiple currencies and payment types will be a driving force behind Arculus’ growth in this space and broader digital asset market. Finally, Juniper Research estimates that cybersecurity loss risk could exceed $5 trillion over the next five years. As a result, Warranty and Insurance will be increasingly important for both organizations and individuals and we believe the Arculus Wallet – with its 3 factor authentication security and familiar, easy to use form factor – will be a premier solution provider in the space over the next several years. Each of these markets presented on this slide are significant long-term revenue opportunities individually, and we believe Arculus has the right to win in each of these markets over near-and-long term.

Let me now turn the call over to Jon to discuss the feature functionality of the Arculus solution in more detail as well as our revenue model for Arculus.

Jon Wilk, President & CEO of CompoSecure

Thanks Don

On Slide 26, we highlight the Arculus solution but importantly there are a number of videos on the Roman DBDR investor relations website that go into greater detail on the Arculus solution, as well as comparisons to some of the leading products in the market.

The Arculus cold storage solution delivers not just a unique hardware product, but a custom security solution that incorporates three factor authentication, a phone app to provide a simple intuitive user interface, and a services layer where we can provide fiat-to-crypto and crypto-to-crypto transactions delivering ongoing transactional revenue.

Skipping to Slide 27, when we look at convenience and security in the market, we believe there is nothing like the Arculus product out there today. The Arculus card requires no charging like other hardware solutions. And as Don mentioned, one of the key differentiators in the Arculus product is its three-factor authentication security, including biometric authentication, a PIN and your Arculus card which is “air-gapped” from any connectivity to the Internet or online world providing unmatched security. As the market for crypto is intensifying, the need for increased security is also growing exponentially. Today's exchanges are typically providing a hot wallet solution where the exchange maintains custody of your private keys. The Arculus solution delivers complete control of private keys to the end-user, while delivering a solution that's easier to use, more secure and provides an unparalleled user experience.

On slide 28, we've built a diversified revenue model with hardware sales from business-to-business customers as well as direct-to-consumer. Don and I have also touched on the transactional revenue available from fiat-to-crypto and crypto-to-crypto transfers, subscription fees, as well as the significant revenue opportunity from other Digital Asset markets such as eGaming and Insurance as Digital Asset acceptance continues to expand globally.

Now, we're going to talk a little bit more about CompoSecure’s financial model and growth profile as we move forward.

On Slide 30, we illustrate various adoption curves in both the crypto space for blockchain wallets and bitcoin addresses, as well as other digital asset providers to provide a roadmap to the type of growth that we are targeting.

On the revenue Slide on 31, we expect to accelerate revenue growth from a 29% CAGR over the past three years to more than 50%, as we enter into new markets with a complete solution of hardware, software and services. You see our projected revenue growth acceleration with the Arculus payment solutions in 2021 and 2022, with the goal of delivering more than $50 million in incremental revenue as shown in the range of the bottom of page 31. We expect to build on that with a move into the eGaming and other digital assets in 2023 and 2024. We expect to address the need of fraud and authentication in the gaming space as well as the emergence of non-fungible tokens and assets that can be traded within or across gaming communities. We are giving revenue guidance ranges for 2021 and 2022, as well as our long term five-year growth plan that we developed collaboratively with the Roman DBDR team to deliver $1 billion of incremental revenue by 2025.

We talked earlier about the unique combination of growth and profitability. We lay that out on Slide 32 where CompoSecure delivers more than $100 million in adjusted EBITDA in 2021, with strong margins, some of which we will re-invest to deliver growth over the next five years. Our projections show investments in R&D and marketing in 2021 and 2022, of $25 million and $50 million, respectively, to scale the Arculus brand and drive growth of that business. However, I would like to highlight that the pro forma EBITDA we show for 2021 and 2022 at the top of this slide indicates that the premium cards business maintains strong margins, as we continue to grow both domestically and internationally, and overall we expect to generate a strong EBITDA profile over the long term.

Now I would like make three key points before I hand it back to Don.

•	First, bringing CompoSecure and Roman DBDR together will be a powerful combination with our expertise in hardware, security, scale manufacturing, and customer experience in the payments space with the Roman team’s demonstrated track record of growing and scaling technology-based businesses.

•	Second, we will leverage our track record in the payments and security space to do the same in the crypto and broader digital ecosystem, and

•	Third, this transaction provides a unique combination of growth and profitability that we believe investors don't often see.

Don over to you.

Dr. Don Basile, PhD, Chairman & Co-CEO of Roman DBDR

Thanks Jon,

I’ll wrap up by discussing our thoughts on valuation and why we believe this is a compelling opportunity.

Within our peer group, you have companies that are involved in the crypto and cryptocurrency markets as well as companies in the broader Fintech space. This group includes Bakkt, which recently announced its plans to go public, Nvidia, PayPal, Shopify, Square, and integrated Payments companies like Adyen and Nuvei, among others.

What really distinguishes CompoSecure is their combination of superior growth and current profitability. CompoSecure is projected to grow revenues at a 53% CAGR over the next five years, and EBITDA at a CAGR of 55% over the same time period. None of our peers are experiencing the same level of growth, except for Bakkt, which is not profitable today. We included valuation comparisons, this transaction is trading at a huge discount whether on revenue or EBIDTA multiples.

When you look at our valuation and take into account our projected top line and adjusted EBITDA growth, combined with our unique position to capitalize on an underpenetrated addressable market across premium financial payment cards, crypto and Digital Assets , we believe there is plenty of upside to our valuation from here.

We believe this is a fantastic opportunity for investors to participate in the burgeoning crypto asset class by gaining exposure to a platform company that brings a dominant position in the payment card industry, with an already established blue-chip customer base, experienced leadership and a high growth, highly profitable business model, which can extend quickly into the large and rapidly expanding cryptocurrency digital asset markets.

So, hopefully, after listening to this presentation, you can see why Roman DBDR is so excited about bringing you this investment opportunity. We thank you very much for participating and we look forward to communicating with you in the weeks to come.

This concludes our presentation.

Forward-Looking Statements

Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the transaction described in this Presentation, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and the timing of the Arculus launch and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the transaction; the inability to recognize the anticipated benefits of the proposed transaction, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed transaction. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed transaction, which is expected to be filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Presentation is based on the estimates of CompoSecure and Roman DBDR management.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Roman DBDR and CompoSecure believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of CompoSecure. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Roman DBDR and CompoSecure. This communication does not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, Roman DBDR intends to file relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement or for any other document that Roman DBDR may file with the SEC or send to Roman DBDR’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS OF ROMAN DBDR ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROMAN DBDR, COMPOSECURE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Roman DBDR through the website maintained by the SEC at http://www.sec.gov. The documents filed by Roman DBDR with the SEC also may be obtained free of charge at Roman DBDR’s website at https://www.romandbdr.com/ or upon written request to 2877 Paradise Rd., # 702, Las Vegas, Nevada 89109.

Participants in the Solicitation

Roman DBDR and CompoSecure and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC regarding the proposed transaction. Stockholders, potential investors and other interested persons should read the Proxy Statement carefully before making any voting or investment decisions. These documents, when available, can be obtained free of charge as described in the preceding paragraph.